Exhibit 23.4

CONSENT OF INDEPENDENT CONSULTING FIRM

We consent to use in this Amendment No. 10 to Registration Statement on Form S-1 of information from our valuation report of indefinite lived intangibles and goodwill which was performed by for the years ended December 31, 2019 and 2018, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Corporate Valuation Advisors

Hartland, Wisconsin

July 31, 2020